As filed with the Securities and Exchange Commission on July 7, 2005

Registration No. 333-35472

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4023714
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4041 MacArthur Blvd., Suite 401 Newport Beach, California 92660
(Address of Principal Executive Offices)

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION 2000 STOCK OPTION PLAN and 2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
(Full Title of the Plans)

Robert Stefanovich Executive Vice President and Chief Financial Officer Artemis International Solutions Corporation 4041 MacArthur Blvd., Suite 401 Newport Beach, California 92660
(Name and Address of Agent For Service)

Telephone Number, Including Area Code, of Agent For Service: (949) 660-6500

Title Of Shares To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock (par value $0.001 per share)	4,924,534	$3.00	$14,773,602	$1,738.85

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plan[s] described herein.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, and based upon (i) as to shares issuable upon the exercise of outstanding options under the plan, on the exercise price of such options and (ii) as to the balance of the shares reserved for issuance under the plan based on the average of the high and low sales prices per share of common stock as reported on the Over-the-Counter Bulletin Board on July 5, 2005.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Artemis International Solutions Corporation (the “Company”) is being filed in order to register 4,924,534 additional shares of the Company’s Common Stock, $0.001 par value per share, which may be issued from time to time under both the Company’s 2000 Stock Option Plan and the 2000 Non-Employee Directors’ Stock Option Plan (the “Plans”).  The contents of the Registration Statement on Form S-8, registration number 333-35472, are hereby incorporated by reference into this Registration Statement.

PART II

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The Company states that the documents listed below, which are on file with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

(a)                                  the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(b)                                 the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005; the Company’s Proxy Statement, dated June 20, 2005, relating to the Annual Meeting of Stockholders to be held on July 27, 2005; and

(c)                                  the Company’s Form S-8, filed on April 24, 2000, which contains a description of the class of common stock registered pursuant to the filing of this Registration Statement.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

LEGAL MATTERS

The validity of the shares of common stock offered to be issued under the Plan has been passed upon for our company by Thelen Reid & Priest LLP, New York, New York.

EXHIBITS

Exhibit No.	Document

5.1*	Opinion of Thelen Reid & Priest LLP

23.1*	Consent of Squar, Milner, Reehl & Williamson, LLP, independent registered public accounting firm

23.2*	Consent of Thelen Reid & Priest LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Form S-8)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned.

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

By:	/s/ Patrick Ternier
Name: Patrick Ternier
Title: President and Chief Executive Officer

By:	/s/ Robert Stefanovich
Name: Robert Stefanovich
Title: Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Patrick Ternier and Robert Stefanovich, individually, as their true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	July 6, 2005	/s/ Patrick Ternier
Patrick Ternier, President and Chief Executive Officer (principal executive officer)

Date:	July 6, 2005	/s/ Robert S. Stefanovich
Robert S. Stefanovich, Executive Vice President and Chief Financial Officer (principal accounting officer)

Date:	July 6, 2005	/s/ Steve Yager
Steve Yager, Chairman of the Board

Date:	July 6, 2005	/s/ Bengt Algevik
Bengt Algevik, Director

Date:	July 6, 2005	/s/ David Cairns
David Cairns, Director

Date:	July 6, 2005	/s/ Joseph Liemandt
Joseph Liemandt, Director

Date:	July 6, 2005	/s/ Michael Murphy
Michael Murphy, Director

Date:	July 6, 2005	/s/ Olof Odman
Olof Odman, Director

Date:	July 6, 2005	/s/ Pekka Pere
Pekka Pere, Director

EXHIBIT INDEX

EXHIBITS

Exhibit No.	Document

5.1*	Opinion of Thelen Reid & Priest LLP

23.1*	Consent of Squar, Milner, Reehl & Williamson, LLP, independent registered public accounting firm

23.2*	Consent of Thelen Reid & Priest LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Form S-8)

*Filed herewith.